UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 19, 2008

WII COMPONENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-115490 (Commission File Number)	73-1662631 (IRS Employer Identification No.)

525 Lincoln Avenue SE St. Cloud, Minnesota 56304 (Address of Principal executive offices, including Zip Code)
(320) 252-1503 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

                On February 19, 2008, WII Components, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Credit Suisse, acting through one or more of its branches, or any Affiliate thereof (collectively, “Credit Suisse”), as Administrative Agent, Swing Line Lender, an L/C Issuer and Collateral Agent., entered into Amendment No. 3 (the “Amendment”) to the Credit Agreement, dated as of January 9, 2007, as amended by Amendment No. 1 dated as of February 7, 2007 and Amendment No. 2 dated as of June 12, 2007, by and between the Borrower, as successor to WII Merger Corporation, and Credit Suisse (as so amended, the “Credit Agreement”).  A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Capitalized terms not otherwise defined herein have the same meanings as specified in the Credit Agreement.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT, dated February 19, 2008, among the Borrower, the Lenders party thereto and Credit Suisse, acting through one or more of its branches, or any Affiliate thereof, as Administrative Agent, Swing Line Lender, an L/C Issuer and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WII COMPONENTS, INC.

Date: February 20, 2008	By:	/s/ Dale B. Herbst
	Name:	Dale B. Herbst
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT, dated February 19, 2008, among the Borrower, the Lenders party thereto and Credit Suisse, acting through one or more of its branches, or any Affiliate thereof, as Administrative Agent, Swing Line Lender, an L/C Issuer and Collateral Agent.